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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Voyager Therapeutics, Inc. for the registration of common stock, preferred stock, debt securities, depositary shares, units and warrants and to the incorporation by reference therein of our report dated February 26, 2019, with respect to the consolidated financial statements of Voyager Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts November 6, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm